Exhibit 3.253

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “NORTON PARTNER, LLC”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF MAY, A.D. 2012, AT 3:01 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
5150642 8100 120522138 You may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9556534 DATE: 05-08-12

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:12 PM 05/07/2012
FILED 03:01 PM 05/07/2012
SRV 120522138 – 5150642 FILE

CERTIFICATE OF FORMATION

OF

NORTON PARTNER, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.                                      The name of the limited liability company is Norton Partner, LLC (the “Company”).

2.                                      The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company,

3.                                      This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 7th day of May, 2012.

/s/ Christy S. Green
Christy S. Green
Authorized Person